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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 23, 2003

                                RAYTHEON COMPANY
             (Exact name of registrant as specified in its charter)


          Delaware                1-13699                 95-1778500
 (State of Incorporation) (Commission File Number)      (IRS Employer
                                                    Identification Number)

                                141 Spring Street
                         Lexington, Massachusetts 02421
               (Address of principal executive offices (Zip Code)

       Registrant's telephone number, including area code: (781) 862-6600



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Item 5. Other Events

        In connection with the events described in the press release issued by Raytheon Company (the "Company")on April 23, 2003 and attached as
        Exhibit 99.1, the Company entered into amended Agreements with Daniel P. Burnham and William H. Swanson. Copies of the amended Agreements are attached as Exhibits 10.1 and 10.2, respectively.

Item 7. Financial Statements and Exhibits

        (a) Exhibits

            The following Exhibits are filed pursuant to Item 5 of this report:

        10.1  Amendment to Agreement between Raytheon Company and
              Daniel P. Burnham dated April 23, 2003; and

        10.2  Amendment to Agreement between Raytheon Company and
              William H. Swanson dated April 23, 2003.

      The following Exhibit is furnished pursuant to Item 9 of this report:

        99.1  Press release dated April 23, 2003 issued by Raytheon Company.

Item 9. Regulation FD Disclosure

        On April 23, 2003, the Company issued a press release relating to Daniel P. Burnham's decision to step down as CEO, effective July 1, 2003, and continue on as Non-Executive Chairman. A copy of the press release is attached as Exhibit 99.1.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2003
                                        RAYTHEON COMPANY

                               By:     /s/ John W. Kapples
                                           John W. Kapples
                                    Vice President and Secretary